                                                                    EXHIBIT 99.1

[TRANSACT TECHNOLOGIES LOGO]


                                            FOR:  TransAct Technologies, Inc.

                                    APPROVED BY:  Richard L. Cote
                                                  Chief Financial Officer
                                                  (203) 269-1198

FOR IMMEDIATE RELEASE

                                        CONTACT:  Investor Relations:
                                                  Hulus Alpay/Brian Schaffer
                                                  Press: Greg Tiberend/Ellen Paz
                                                  Morgen-Walke Associates
                                                  (212) 850-5600


                  TRANSACT TECHNOLOGIES REPORTS FOURTH QUARTER
                            AND YEAR-END 2000 RESULTS

                  -- TOTAL REVENUE INCREASES 20% FOR THE YEAR;
                  GAMING AND LOTTERY REVENUE INCREASES 120% --

         Wallingford, CT, February 14, 2001--TransAct Technologies Incorporated (NASDAQ: TACT), a leading producer of transaction-based printers for customers worldwide, today reported results for the fourth quarter and year-ended December 31, 2000.

         For the fourth quarter, net sales were up 39% to $14.1 million compared with $10.1 million in the same quarter last year, primarily due to stronger sales in the gaming and lottery market. The quarter's net loss was $148,000, or $0.04 per share. In the fourth quarter of 1999, the Company reported a net loss of $380,000, or $0.07 per share.

         For the year ended December 31, 2000, net sales increased 20% to $53.7 million, compared with $44.9 million in the same period a year ago. The net loss for 2000 was $344,000, or $0.12 per share, compared to net income of $324,000 or $0.06 per share reported in 1999. The per share amounts for the fourth quarter and full year 2000 are after giving effect to dividends on preferred stock.

         Richard L. Cote, Executive Vice President and Chief Financial Officer noted, "Sales of our printers for the gaming and lottery market grew by 120% in 2000. This growth was driven by the resumption of shipments of lottery printers to GTECH in 2000, increased sales of our video lottery terminal (VLT) printers, and the successful introduction of our new thermal printer for the cashless slot machine market. In addition, international sales were over 30% of total revenue in 2000, compared to 19% in 1999, largely the result of the resumption of sales to ICL/Pathway of POS printers for the British post office project. These sales to ICL/Pathway more than

                                   -- more --
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TRANSACT TECHNOLOGIES REPORTS FOURTH QUARTER                             PAGE: 2
AND YEAR-END 2000 RESULTS


offset the softness which affected our core domestic and international POS marketplace. Also, as we have previously indicated, operating results for 2000 reflect higher operating expenses, which include significant investments in the design, development and marketing of our POSjet 1000 inkjet printer."

         Mr. Cote concluded, "There are two significant growth opportunities we are aggressively pursuing at TransAct. First, our recently introduced POSjet(TM) 1000 inkjet printer has been installed at a variety of end-user locations in the United States and numerous customer evaluations are now underway. Additionally, we are very pleased to report that during the first quarter of 2001 we will make our first shipments of the POSjet(TM) 1000 printers to customers in Europe and Latin America. Second, and just as important, we continue to see substantial interest in the casino market for voucher-issuing slot machines which use thermal printers to print payment receipts and real-time complimentary coupons. Our fourth quarter 2000 results reflected significant shipments of these thermal receipt printers to a number of customers in the gaming market."

CONFERENCE CALL

As previously announced, the Company will host a conference call at 11:00 a.m.
(EST) today to discuss fourth quarter and full year 2000 operating results, as well as to discuss this release and to provide financial guidance for 2001 and beyond. Investors can access the conference call via a live webcast on the Company's website at www.transact-tech.com. A replay of the call will be archived on that website.

ABOUT TRANSACT TECHNOLOGIES INCORPORATED

TransAct designs, develops, manufactures and markets transaction-based printers and related products under the ITHACA, MAGNETEC and TransAct.com brand names. The Company's printers are used worldwide to provide receipts, tickets, coupons, register journals and other documents. The Company focuses on the following vertical markets: point-of-sale (POS), gaming and lottery, financial services, kiosk and Internet. TransAct sells its products directly to end users, original equipment manufacturers, value-added resellers and selected distributors. For further information, visit TransAct's web site located at http://TransAct-tech.com.

The Company's forward-looking statements in this release are subject to a number of risks and uncertainties that could cause actual results to differ materially. Risks and uncertainties include, but are not limited to, customer acceptance and market share gains, both domestically and internationally in the face of substantial competition from competitors that have broader lines of products; successful product development; dependence on significant customers; economic conditions in the United States, Europe and Latin America; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; and the absence of price wars or other significant pricing pressures affecting the Company's products in the United States or abroad.

                                --Table Follows--

                       TRANSACT TECHNOLOGIES INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                              Three months ended                              Year ended
                                                      ----------------------------------          ----------------------------------
                                                      December 31,          December 31,          December 31,          December 31,
                                                          2000                  1999                  2000                  1999
                                                      ------------          ------------          ------------          ------------
  Net sales                                           $ 14,138,000          $ 10,144,000          $ 53,720,000          $ 44,889,000
                                                      ------------          ------------          ------------          ------------

  Gross profit                                           3,597,000             2,753,000            14,142,000            11,754,000
                                                      ------------          ------------          ------------          ------------

  Operating expenses:
    Engineering, design and product
      development costs                                    826,000               842,000             3,481,000             3,235,000
    Selling and marketing expenses                       1,267,000             1,056,000             5,086,000             3,887,000
    General and administrative expenses                  1,527,000             1,235,000             5,540,000             4,597,000
    Provision for restructuring                            189,000                    --               189,000                    --
                                                      ------------          ------------          ------------          ------------
                                                         3,809,000             3,133,000            14,296,000            11,719,000
                                                      ------------          ------------          ------------          ------------

  Operating income (loss)                                 (212,000)             (380,000)             (154,000)               35,000
  Other income (expense), net                              (42,000)                5,000                11,000               790,000
                                                      ------------          ------------          ------------          ------------

  Income (loss) before interest and
    income taxes                                          (254,000)             (375,000)             (143,000)              825,000
  Interest expense, net                                    171,000               125,000               649,000               399,000
                                                      ------------          ------------          ------------          ------------

  Income (loss) before income taxes                        425,000              (500,000)             (792,000)              426,000
  Income tax provision (benefit)                          (277,000)             (120,000)             (448,000)              102,000
                                                      ------------          ------------          ------------          ------------

  Net income (loss)                                       (148,000)             (380,000)             (344,000)              324,000
  Dividends and accretion on preferred stock               (90,000)                   --              (320,000)                   --
                                                      ------------          ------------          ------------          ------------

  Net income (loss) available to common
    stockholders                                      $   (238,000)         $   (380,000)         $   (664,000)         $    324,000
                                                      ============          ============          ============          ============

  Net income (loss) per share:

        Basic                                         $      (0.04)         $      (0.07)         $      (0.12)         $       0.06
                                                      ============          ============          ============          ============
        Diluted                                       $      (0.04)         $      (0.07)         $      (0.12)         $       0.06
                                                      ============          ============          ============          ============
  Weighted average common shares outstanding:

        Basic                                            5,517,000             5,565,000             5,504,000             5,565,000
                                                      ============          ============          ============          ============
        Diluted                                          5,517,000             5,680,000             5,504,000             5,614,000
                                                      ============          ============          ============          ============

                  SUPPLEMENTAL INFORMATION - SALES BY MARKET:

                                                              Three months ended                              Year ended
                                                      ----------------------------------          ----------------------------------
                                                      December 31,          December 31,          December 31,          December 31,
                                                          2000                  1999                  2000                  1999
                                                      ------------          ------------          ------------          ------------
  Point of sale                                       $  7,287,000          $  6,405,000          $ 29,396,000          $ 26,653,000
  Gaming and lottery                                     5,795,000             1,094,000            19,298,000             8,782,000
  Other                                                  1,056,000             2,645,000             5,026,000             9,454,000
                                                      ------------          ------------          ------------          ------------

    Total net sales                                   $ 14,138,000          $ 10,144,000          $ 53,720,000          $ 44,889,000
                                                      ============          ============          ============          ============

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